UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2012, Empire Resorts, Inc. (“Empire”) and Joseph A. D’Amato, the Company’s Chief Executive Officer, entered into an amendment to Mr. D’Amato’s amended and restated employment agreement (the “Employment Agreement”). Pursuant to the amendment:

•	Mr. D’Amato shall receive, effective as of January 1, 2012, a housing allowance of $1,500 per month;

•

Effective as of January 1, 2012, Empire shall lease or purchase an automobile for Mr. D’Amato’s sole and exclusive use with an approximate value of $1,500 per month. In addition, Empire shall also pay for certain expenses related to the insurance, maintenance and use of the automobile; and

•	Empire shall purchase a key man life insurance policy to insure Mr. D’Amato, with death benefits in the amount of $1 million for the Executive’s estate and $3 million for Empire.

This summary description is qualified in its entirety by reference to the actual amendment to Mr. D’Amato’s Employment Agreement, which is filed as 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to Amended and Restated Employment Agreement, effective as of January 27, 2012, by and between Empire Resorts, Inc. and Joseph A. D’Amato.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2012

EMPIRE RESORTS, INC.

By:	/s/ Laurette J. Pitts
	Name:	Laurette J. Pitts
	Title:	Senior Vice President, Chief Financial Officer

Exhibit Index

10.1	Amendment No. 1 to Amended and Restated Employment Agreement, effective as of January 27, 2012, by and between Empire Resorts, Inc. and Joseph A. D’Amato.